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                                                                    EXHIBIT 8(B)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                 June 16, 2003

F&M Bancorp
110 Thomas Johnson Drive
Frederick, Maryland 21707

Ladies and Gentlemen:

    We have acted as counsel to F&M Bancorp, a Maryland corporation (the "Company"), in connection with the proposed merger (the "Merger") under the laws of the State of Maryland of the Company with and into Mercantile Bankshares Corporation, a Maryland corporation ("Parent"), pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of March 13, 2003, between Parent and the Company. This opinion is being delivered in connection with the proxy-statement/prospectus (the "Proxy Statement") that was included in the Registration Statement of Parent on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.(1)

    In rendering our opinion set forth below, we have examined and relied upon the accuracy and completeness (which we have neither investigated nor verified), both initially and continuing as of the Effective Time, of the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness, both initially and continuing as of the Effective Time, of certain statements, representations, covenants and agreements made by Parent, the Company and others, including representations set forth in letters dated the date hereof from officers of Parent and the Company (the "Representation Letters"). For purposes of rendering our opinion, we have assumed that such statements, representations, covenants and agreements are, and will continue to be as of the Effective Time, true without regard to any qualification as to knowledge or belief. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by Parent and the Company, including those set forth in the Representation Letters, and we have assumed that the Representation Letters will be re-executed by appropriate officers as of the Effective Time.

    In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. We also have assumed that the transactions related to the Merger or contemplated by the Agreement will be consummated in accordance with the Agreement and as described in the Registration Statement, and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the Effective Time. Finally, based solely in reliance on the opinion of Venable, Baetjer and Howard LLP, dated as of the date hereof, we have assumed that the Merger qualifies as a statutory merger under the laws of the State of Maryland.

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(1)   Unless otherwise indicated, all defined terms used herein shall have the meanings assigned to them in the Agreement.
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    In rendering our opinion, we have considered applicable provisions of the
Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that such laws, Code, Regulations, judicial decisions, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, the Agreement or the Representation Letters, could affect our conclusions herein.

    Based solely upon and subject to the foregoing, we are of the opinion that under current law, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

    In addition, we hereby confirm our opinion set forth under the caption "The Merger--Material United States Federal Income Tax Consequences" in the Proxy Statement, subject to the limitations and qualifications stated therein.

    Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Merger or of any transactions related thereto or contemplated by the Agreement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. This opinion may not be relied upon by anyone else without our prior written consent.

    In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name under the caption "The Merger--Material United States Federal Income Tax Consequences" in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Skadden, Arps, Slate, Meagher &
                                          Flom LLP

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